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                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 15, 2002

                           DUSA PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)



   NEW JERSEY                        0-19777                  22-3103129
   (State or other                   (Commission              (IRS Employer
   jurisdiction of                    File Number)            Identification
   incorporation)                                             Number)


                                 25 UPTON DRIVE
                         WILMINGTON, MASSACHUSETTS 01887
          (Address of principal executive offices, including ZIP code)

                                 (978) 657-7500
              (Registrant's telephone number, including area code)




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ITEM 5.  OTHER EVENTS.

         DUSA Pharmaceuticals, Inc. ("DUSA") issued a press release on April 15, 2002, attached to and made part of this report, noting that it had received notice on Friday, April 12, 2002 that one of the patents licensed to DUSA by PARTEQ Research & Development Innovations, the technology transfer arm of Queen's University at Kingston, Ontario is being challenged by PhotoCure ASA. PhotoCure has filed a lawsuit in Australia alleging that Australian Patent No. 624985, which is one of the patents relating to DUSA's 5-aminolevulinic acid technology, is invalid.

         DUSA intends to evaluate the situation with Queen's and PARTEQ, as PARTEQ has an obligation to diligently maintain its patents under its license agreement with DUSA.

         Except for historical information, this report contains certain forward-looking statements that involve known and unknown risk and uncertainties, which may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the statements made. These forward-looking statements relate to the intention to evaluate the situation with Queen's and PARTEQ. Such risks and uncertainties include, but are not limited to, the relationship of DUSA with Queen's University and PARTEQ, the litigation process, and other risks identified in DUSA's SEC filings from time to time, including its Form 10-K for the year ended December 31, 2001.


ITEM 7.  FINANCIAL STATEMENTS AND OTHER EXHIBITS.

         (c) Exhibits.

         [99] Press Release dated April 15, 2002.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          DUSA PHARMACEUTICALS, INC.



Dated: April 15, 2002                     By: /s/ D. Geoffrey Shulman
       --------------                         ---------------------------
                                          D. Geoffrey Shulman, MD, FRCPC
                                          President, Chief Executive Officer